Exhibit 99.1

Docket #0263 Date Filed: 3/10/2020

Ryan E. Manns (TX Bar No. 24041391)

Toby L. Gerber (TX Bar No. 07813700)

Laura L. Smith (TX Bar No. 24066039)

Shivani P. Shah (TX Bar No. 24102710)

NORTON ROSE FULBRIGHT US LLP

2200 Ross Avenue, Suite 3600

Dallas, Texas 75201-7932

Telephone: (214) 855-8000

Facsimile: (214) 855-8200

Counsel for the Debtor and Debtor In Possession

IN THE UNITED STATES BANKRUPTCY COURT

FOR THE EASTERN DISTRICT OF TEXAS

SHERMAN DIVISION

In Re:	§	Chapter 11
§
NUVECTRA CORPORATION,[1]	§	Case No. 19-43090
§
Debtor.	§

NOTICE OF CONFIRMATION HEARING AND

DEADLINE FOR OBJECTING TO CONFIRMATION

PLEASE TAKE NOTICE that, on January 29, 2020, the above-captioned debtor and debtor in possession (the “Debtor”) filed the Disclosure Statement for Plan of Liquidation of Nuvectra Corporation Under Chapter 11 of the Bankruptcy Code (as amended, modified, or supplemented from time to time, the “Disclosure Statement”) and the Plan of Liquidation of Nuvectra Corporation Under Chapter 11 of the Bankruptcy Code (as amended, modified, or supplemented from time to time, the “Plan”). On March 6, 2020, the Honorable Brenda T. Rhoades, United States Bankruptcy Judge for the Eastern District of Texas (the “Bankruptcy Court”) entered an order (the “Solicitation Procedures Order”) [Dkt. No. 256], among other things, (a) approving the Disclosure Statement, (b) approving certain related notice procedures and other procedures for the solicitation and tabulation of votes to accept or reject the Plan, and (c) scheduling a hearing for confirmation of the Plan.

HEARING ON CONFIRMATION OF THE PLAN

The hearing to confirm the Plan (“Confirmation Hearing”) will commence on April 17, 2020 at 2 p.m. (prevailing Central Time), or as soon thereafter as counsel can be heard, before the Honorable Stacey Brenda T. Rhoades, United States Bankruptcy Judge for the Eastern District of Texas, United States Bankruptcy Court Eastern District of Texas, 660 North Central Expressway, Suite 300B, Plano, TX 75074. The Confirmation Hearing may be continued from time to time by the announcement of such continuance in open court or otherwise, all without further notice to parties in interest, and the Plan may be modified pursuant to 11 U.S.C. § 1127 prior to, during, or as a result of the Confirmation Hearing, without further notice to parties in interest.

1 The last four digits of the Debtor’s federal tax identification number are:  3847.  The location of the Debtor’s principal place of business and the service address for the Debtor is: 5830 Granite Parkway, Suite 1100, Plano, TX 75024.

THE PLAN WILL BIND ALL HOLDERS OF CLAIMS AGAINST AND EQUITY INTERESTS IN THE DEBTOR TO THE FULLEST EXTENT AUTHORIZED OR PROVIDED UNDER THE APPLICABLE PROVISIONS OF THE BANKRUPTCY CODE AND BY ALL OTHER APPLICABLE LAW. CONFIRMATION OF THE PLAN COULD AFFECT ANY RIGHTS THAT YOU MAY HAVE AGAINST THE DEBTOR AND OTHER PARTIES.

VOTING DEADLINE AND VOTING INFORMATION

The Bankruptcy Court has fixed April 13, 2020 at 5:00 p.m. (prevailing central time) as the deadline by which Ballots accepting or rejecting the Plan must be received by KCC. Any party that is entitled to vote on the Plan will receive a Ballot with this notice, and in order to be counted as a vote to accept or reject the Plan, that Ballot must be completed and returned according to the instructions set forth therein.

OBJECTION DEADLINE AND PROCEDURES

FOR FILING OBJECTIONS TO THE PLAN

The Bankruptcy Court has established April 8, 2020 at 5:00 p.m. (prevailing Central Time) as the deadline for filing and serving objections to confirmation of the Plan (the “Objection Deadline”). Objections not timely filed and served will be overruled by the Bankruptcy Court.

To be considered by the Bankruptcy Court, any objections to the Plan must (i) be in writing; (ii) state the name and address of the responding party and the amount and nature of the claim or interest of such party; (iii) state with particularity the legal and factual basis of any response; (iv) conform to the Bankruptcy Rules and Local Rules; and (v) be filed with the Bankruptcy Court, together with proof of service, electronically, in accordance with the Administrative Procedures for the Filing, Signing, and Verifying of Documents by Electronic Means (the “Administrative Procedures”) (the Administrative Procedures can be found at the Bankruptcy Court's official website (http://www.txeb.uscourts.gov)), by registered users of the Bankruptcy Court's case filing system and, by all other parties in interest without legal representation, in paper form, and served in accordance with the Administrative Procedures and the Local Rules, so as to be actually received not later than 5:00 p.m. (prevailing Central Time) on April 8, 2020 (the “Objection Deadline”) and, such service shall be completed and actually received by the following parties on or prior to the Objection Deadline: (a) Counsel for the Debtor, Norton Rose Fulbright US LLP (Attn: Ryan Manns), 2200 Ross Avenue, Suite 3600, Dallas, Texas 75201-7932, ryan.manns@nortonrosefulbright.com; (b) counsel for the Creditors' Committee, (i) Barnes & Thornburg LLP (Attn: Connie Lahn and Peter Clark), 225 South Sixth Street, Suite 2800, Minneapolis, Minnesota 55402, connie.lahn@btlaw.com and peter.clark@btlaw.com, and (ii) Thompson & Knight LLP (Attn: Demetra Liggins), 811 Main Street, Suite 2500, Houston, Texas 77002, demetra.liggins@tklaw.com; and (c) the Office of the United States Trustee, U.S. Department of Justice (Attn: Marc Salitore), 110 N. College Avenue, Suite 300, Tyler, Texas 75702, marc.f.salitore@usdoj.gov.

INFORMATION AND DOCUMENTS

Any party in interest wishing to obtain a copy of the Disclosure Statement, the Plan, or the Solicitation Procedures Order, may request such copies by (a) accessing the Bankruptcy Court's website at http://www.txeb.uscourts.gov; (b) contacting the Office of the Clerk of the Court, United States Bankruptcy Court Eastern District of Texas, 660 North Central Expressway, Suite 300B, Plano, TX 75074; (c) contacting Kurtzman Carson Consultants LLC (“KCC”) at 1- 888-201-2205 (US and Canada) or 1-310-751-1839 (outside the US and Canada), or via e-mail at NuvectraInfo@kccllc.com; or (d) accessing the case website maintained by KCC, available at http://www.kccllc.net/nuvectra. Note that a PACER password is needed to access documents on the Bankruptcy Court's website.

Dated:	March 10, 2020	NORTON ROSE FULBRIGHT US LLP
Dallas, Texas

By: /s/ Ryan E. Manns

Ryan E. Manns (Texas Bar No. 24041391)

Toby L. Gerber (Texas Bar No. 07813700)

Laura L. Smith (Texas Bar No. 24066039)

Shivani P. Shah (Texas Bar No. 24102710)

2200 Ross Avenue, Suite 3600

Dallas, Texas 75201

Telephone: (214) 855-8000

Facsimile: (214) 855-8200

Email: ryan.manns@nortonrosefulbright.com

toby.gerber@nortonrosefulbright.com

laura.smith@nortonrosefulbright.com

shivani.shah@nortonrosefulbright.com

Counsel for the Debtor and Debtor in Possession